Exhibit 99.1

E*TRADE Financial Corporation Announces Third Quarter 2016 Results

NEW YORK--(BUSINESS WIRE)--October 20, 2016--E*TRADE Financial Corporation (NASDAQ:ETFC):

Third Quarter Results

  Net income of $139 million, or $0.51 per diluted share, which includes $19 million, or $0.07 per diluted share, related to executive severance, restructuring and other acquisition-related activities, and benefit to provision for loan losses
  Total net revenue of $486 million
  Allowance for loan losses of $235 million resulting in a benefit to provision for loan losses of $62 million
  Total non-interest expense of $323 million, including executive severance of $6 million and restructuring and acquisition-related activities of $25 million
  Acquired OptionsHouse(1) for $725 million, funded through the issuance of $400 million of non-cumulative perpetual preferred stock and $325 million of corporate cash
  Daily Average Revenue Trades (DARTs) of 152,000, including 6,500 DARTs from the OptionsHouse acquisition(1)
  Customer margin balances(2) of $6.8 billion, including $0.3 billion from the OptionsHouse acquisition
  Net new brokerage accounts of 162,000, including 148,000 from the OptionsHouse acquisition, and an annualized attrition rate of 8.0 percent
  Net new brokerage assets of $5.4 billion, including $3.7 billion from the OptionsHouse acquisition; end of period total customer assets of $307 billion

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its third quarter ended September 30, 2016, reporting net income of $139 million, or $0.51 per diluted share. This compares to a net loss of $153 million, or $0.53 per diluted share, in the third quarter of 2015, which includes $409 million(3) of net pre-tax charges related to the termination of the Company's legacy wholesale funding obligations and other early extinguishment of debt. Total net revenue of $486 million increased from net revenue of $61 million, or adjusted net revenue of $431 million(3) in the third quarter of 2015, excluding $370 million of losses related to the termination of the Company's legacy wholesale funding obligations. Total non-interest expense in the quarter of $323 million included executive severance of $6 million and restructuring and acquisition-related activities of $25 million. This compares to total non-interest expense of $332 million in the year-ago period which included $39 million of losses on early extinguishment of debt.

“This quarter was transformative for E*TRADE as we completed our first acquisition in over a decade, restructured our executive team and refocused the entire organization on growth, which is our unambiguous charge,” said Karl Roessner, Chief Executive Officer. “We have a handful of clear-cut objectives around which we have aligned: First, to swiftly and flawlessly integrate OptionsHouse, with a commitment to fully realize the value of the acquisition; second, to reclaim our position as a trading powerhouse while at the same time emphasizing our investing offerings; and third, to improve our marketing to more effectively engage with customers and prospects. While we have serious work to do on a very aggressive timeline, I am confident in our ability to get the job done. Separately we are maniacally focused on driving operating leverage through increased efficiency and have taken meaningful steps, reducing $21 million of annual expense, over and above all expense synergies related to the OptionsHouse acquisition. On a personal front, I am thrilled to be leading this company, which I have supported and cared so deeply about for over 15 years. E*TRADE is a fantastic franchise with tremendous opportunity and I believe we are in a strong position to continue to deliver value for our shareholders and our customers.”

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing (800) 708-4339 while international participants should dial +1 (303) 223-4392. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Securities products and services are offered by E*TRADE Securities (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding the Company's ability to integrate OptionsHouse, improve its market position in trading or retirement, drive operating leverage, improve marketing, or deliver value for shareholders are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, market volatility and its impact on trading volumes, instability in the consumer credit markets and credit trends, such as fluctuations in interest rates, increased mortgage loan delinquency and default rates, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, the Company's ability to attract and retain customers, grow customer relationships and develop new products and services, increased competition, potential system disruptions and security breaches, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve, the Office of the Comptroller of the Currency, the FDIC, the Department of Labor, or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2016 E*TRADE Financial Corporation. All rights reserved.

Financial Statements
E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)(4)
(In millions, except share data and per share amounts)
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Revenue:
Interest income	$309	$306	$297	$923	$923
Interest expense	(22)	(20)	(48)	(63)	(172)
Net interest income	287	286	249	860	751
Commissions	107	106	108	320	325
Fees and service charges	68	62	52	188	159
Gains (losses) on securities and other	14	10	(358)	34	(333)
Other revenue	10	10	10	30	29
Total non-interest income (loss)	199	188	(188)	572	180
Total net revenue	486	474	61	1,432	931
Provision (benefit) for loan losses	(62)	(35)	(25)	(131)	(17)
Non-interest expense:
Compensation and benefits	123	125	123	374	354
Advertising and market development	27	30	23	100	89
Clearing and servicing	26	25	23	75	72
Professional services	26	22	24	70	77
Occupancy and equipment	24	24	21	71	64
Communications	22	20	24	65	62
Depreciation and amortization	20	20	21	60	61
FDIC insurance premiums	6	6	7	18	36
Amortization of other intangibles	5	5	5	15	15
Restructuring and acquisition-related activities	25	1	2	28	8
Losses on early extinguishment of debt	—	—	39	—	112
Other non-interest expenses	19	17	20	54	64
Total non-interest expense	323	295	332	930	1,014
Income (loss) before income tax expense (benefit)	225	214	(246)	633	(66)
Income tax expense (benefit)	86	81	(93)	208	(245)
Net income (loss)	$139	$133	$(153)	$425	$179

Basic earnings (loss) per share	$0.51	$0.48	$(0.53)	$1.53	$0.62
Diluted earnings (loss) per share	$0.51	$0.48	$(0.53)	$1.52	$0.61
Shares used in computation of per share data:
Basic (in thousands)	274,362	277,013	290,480	278,864	290,105
Diluted (in thousands)	275,472	277,978	290,480	280,136	294,998

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	September 30,	June 30,	December 31,
	2016	2016	2015
ASSETS
Cash and equivalents	$1,467	$2,393	$2,233
Cash required to be segregated under federal or other regulations	2,159	1,821	1,057
Available-for-sale securities	13,493	13,895	12,589
Held-to-maturity securities	16,189	15,716	13,013
Margin receivables	6,552	6,824	7,398
Loans receivable, net	3,832	4,089	4,613
Receivables from brokers, dealers and clearing organizations	1,118	692	520
Property and equipment, net	231	231	236
Goodwill	2,370	1,792	1,792
Other intangibles, net	328	164	174
Deferred tax assets, net	725	830	1,033
Other assets	735	755	769
Total assets	$49,199	$49,202	$45,427

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$31,697	$32,964	$29,445
Customer payables	7,827	6,712	6,544
Payables to brokers, dealers and clearing organizations	1,227	1,744	1,576
Other borrowings	409	409	491
Corporate debt	994	993	997
Other liabilities	729	595	575
Total liabilities	42,883	43,417	39,628

Shareholders' equity:
Preferred stock, $0.01 par value; $1,000 liquidation preference; shares authorized: 1,000,000; shares issued and outstanding at September 30, 2016: 400,000	394	—	—
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at September 30, 2016: 273,810,222	3	3	3
Additional paid-in-capital	6,916	6,911	7,356
Accumulated deficit	(1,036)	(1,175)	(1,461)
Accumulated other comprehensive income (loss)	39	46	(99)
Total shareholders' equity	6,316	5,785	5,799
Total liabilities and shareholders' equity	$49,199	$49,202	$45,427

Key Performance Metrics(5)
Corporate	Qtr ended 9/30/16	Qtr ended 6/30/16	Qtr ended 9/30/16 vs. 6/30/16	Qtr ended 9/30/15	Qtr ended 9/30/16 vs. 9/30/15

Operating margin %(6)	46%	45%	1%	N.M.	N.M
Adjusted operating margin %(3)	34%	38%	(4)%	32%	2%

Employees	3,655	3,588	2%	3,310	10%
Consultants and other	130	180	(28)%	105	24%
Total headcount	3,785	3,768	—%	3,415	11%

Common equity book value per share(7)	$21.63	$21.14	2%	$20.01	8%
Tangible common equity book value per share(7)	$13.82	$15.74	(12)%	$14.78	(6)%

Cash and equivalents ($MM)	$1,467	$2,393	(39)%	$1,453	1%
Corporate cash ($MM)(8)	$306	$523	(41)%	$432	(29)%

Net interest margin (basis points)	259	264	(2)%	247	5%
Interest-earning assets, average ($MM)	$44,489	$43,422	2%	$40,485	10%

Customer Activity(1)	Qtr ended 9/30/16	Qtr ended 6/30/16	Qtr ended 9/30/16 vs. 6/30/16	Qtr ended 9/30/15	Qtr ended 9/30/16 vs. 9/30/15

Trading days	64.0	64.0	N.M.	64.0	N.M.

DARTs	151,905	152,488	—%	155,985	(3)%
Derivative DARTs %	26%	24%	2%	25%	1%

Total trades (MM)	9.7	9.8	(1)%	10.0	(3)%
Average commission per trade	$10.97	$10.82	1%	$10.87	1%

Key Performance Metrics(5)
Customer Activity(1)	Qtr ended 9/30/16	Qtr ended 6/30/16	Qtr ended 9/30/16 vs. 6/30/16	Qtr ended 9/30/15	Qtr ended 9/30/16 vs. 9/30/15

Gross new brokerage accounts	227,309	90,779	150%	93,324	144%
Gross new stock plan accounts	62,144	68,362	(9)%	110,731	(44)%
Gross new banking accounts	1,061	1,157	(8)%	1,158	(8)%
Closed accounts(9)	(122,336)	(124,546)	N.M.	(145,359)	N.M.
Net new accounts	168,178	35,752	N.M.	59,854	N.M.

Net new brokerage accounts(9)	161,885	23,090	N.M.	2,205	N.M.
Net new stock plan accounts	11,368	18,488	N.M.	64,513	N.M.
Net new banking accounts	(5,075)	(5,826)	N.M.	(6,864)	N.M.
Net new accounts	168,178	35,752	N.M.	59,854	N.M.

End of period brokerage accounts(9)	3,438,975	3,277,090	5%	3,203,531	7%
End of period stock plan accounts	1,454,421	1,443,053	1%	1,358,470	7%
End of period banking accounts	324,650	329,725	(2)%	344,089	(6)%
End of period total accounts	5,218,046	5,049,868	3%	4,906,090	6%

Annualized brokerage account attrition rate(9)(10)	8.0%	8.3%	N.M.	11.4%	N.M.

Customer margin balances(2) ($B)	$6.8	$6.8	—%	$7.9	(14)%

Customer Assets(1) ($B)
Security holdings	$222.1	$208.8	6%	$197.0	13%
Sweep deposits	26.5	27.8	(5)%	20.3	31%
Customer assets held by third parties(11)	14.0	8.5	65%	13.9	1%
Customer payables (cash)	7.8	6.7	16%	6.0	30%
Brokerage customer assets	270.4	251.8	7%	237.2	14%
Unexercised stock plan holdings (vested)	31.2	28.9	8%	34.1	(9)%
Savings, checking and other banking assets	5.2	5.2	—%	5.3	(2)%
Total customer assets	$306.8	$285.9	7%	$276.6	11%

Net new brokerage assets(12)	$5.4	$1.6	N.M.	$2.1	N.M.
Net new banking assets(12)	—	(0.2)	N.M.	(0.2)	N.M.
Net new customer assets(12)	$5.4	$1.4	N.M.	$1.9	N.M.

Brokerage related cash	$48.3	$43.0	12%	$40.2	20%
Other cash and deposits	5.2	5.2	—%	5.3	(2)%
Total customer cash and deposits	$53.5	$48.2	11%	$45.5	18%

Stock plan customer holdings (unvested)	$73.4	$64.6	14%	$66.6	10%

Customer net (buy) / sell activity	$2.4	$(1.4)	N.M.	$(3.7)	N.M.

Key Performance Metrics(5)
Loans	Qtr ended 9/30/16	Qtr ended 6/30/16	Qtr ended 9/30/16 vs. 6/30/16	Qtr ended 9/30/15	Qtr ended 9/30/16 vs. 9/30/15

Loans receivable ($MM)
Average loans receivable	$4,202	$4,512	$(310)	$5,441	$(1,239)
Ending loans receivable, net	$3,832	$4,089	$(257)	$4,906	$(1,074)
Loan servicing expense	$7	$8	$(1)	$8	$(1)

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$1,927	$2,062	$(135)	$2,440	$(513)
30-89 days delinquent	65	68	(3)	60	5
90-179 days delinquent	19	26	(7)	22	(3)
180+ days delinquent (net of $32, $37 and $43 in charge-offs for Q316, Q216 and Q315, respectively)	97	103	(6)	116	(19)
Total delinquent loans(13)	181	197	(16)	198	(17)
Gross loans receivable(14)	$2,108	$2,259	(151)	$2,638	(530)

Home Equity
Current	$1,569	$1,695	$(126)	$2,149	$(580)
30-89 days delinquent	38	47	(9)	47	(9)
90-179 days delinquent	24	27	(3)	28	(4)
180+ days delinquent (net of $29, $29 and $26 in charge-offs for Q316, Q216 and Q315, respectively)	55	59	(4)	50	5
Total delinquent loans(13)	117	133	(16)	125	(8)
Gross loans receivable(14)	$1,686	$1,828	(142)	$2,274	(588)

Consumer and Other
Current	$269	$290	$(21)	$363	$(94)
30-89 days delinquent	4	5	(1)	6	(2)
90-179 days delinquent	—	—	—	1	(1)
180+ days delinquent	—	—	—	—	—
Total delinquent loans	4	5	(1)	7	(3)
Gross loans receivable(14)	$273	$295	(22)	$370	(97)

Total Loans Receivable
Current	$3,765	$4,047	$(282)	$4,952	$(1,187)
30-89 days delinquent	107	120	(13)	113	(6)
90-179 days delinquent	43	53	(10)	51	(8)
180+ days delinquent (net of $61, $66 and $69 in charge-offs for Q316, Q216 and Q315, respectively)	152	162	(10)	166	(14)
Total delinquent loans(13)	302	335	(33)	330	(28)
Gross loans receivable(14)	$4,067	$4,382	(315)	$5,282	(1,215)

Key Performance Metrics(5)
Loans	Qtr ended 9/30/16	Qtr ended 6/30/16	Qtr ended 9/30/16 vs. 6/30/16	Qtr ended 9/30/15	Qtr ended 9/30/16 vs. 9/30/15

TDR performance detail ($MM)(15)

One- to Four-Family TDRs
Current	$196	$202	$(6)	$224	$(28)
30-89 days delinquent	18	18	—	18	—
90-179 days delinquent	4	6	(2)	8	(4)
180+ days delinquent (net of $19, $21 and $23 in charge-offs for Q316, Q216 and Q315, respectively)	40	44	(4)	46	(6)
Total delinquent TDRs	62	68	(6)	72	(10)
TDRs	$258	$270	(12)	$296	(38)

Home Equity TDRs
Current	$166	$168	$(2)	$171	$(5)
30-89 days delinquent	8	10	(2)	10	(2)
90-179 days delinquent	5	6	(1)	7	(2)
180+ days delinquent (net of $19, $19 and $15 in charge-offs for Q316, Q216 and Q315, respectively)	23	24	(1)	20	3
Total delinquent TDRs	36	40	(4)	37	(1)
TDRs	$202	$208	(6)	$208	(6)

Total TDRs
Current	$362	$370	$(8)	$395	$(33)
30-89 days delinquent	26	28	(2)	28	(2)
90-179 days delinquent	9	12	(3)	15	(6)
180+ days delinquent (net of $38, $40 and $38 in charge-offs for Q316, Q216 and Q315, respectively)	63	68	(5)	66	(3)
Total delinquent TDRs	98	108	(10)	109	(11)
TDRs	$460	$478	(18)	$504	(44)

Activity in Allowance for Loan Losses
	Three Months Ended September 30, 2016
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/16	$42	$245	$6	$293
Provision (benefit) for loan losses	2	(64)	—	(62)
(Charge-offs) recoveries, net	3	2	(1)	4
Allowance for loan losses, ending 9/30/16	$47	$183	$5	$235

	Three Months Ended June 30, 2016
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 3/31/16	$49	$267	$6	$322
Provision (benefit) for loan losses	(8)	(28)	1	(35)
(Charge-offs) recoveries, net	1	6	(1)	6
Allowance for loan losses, ending 6/30/16	$42	$245	$6	$293

	Three Months Ended September 30, 2015
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/15	$49	$345	$8	$402
Provision (benefit) for loan losses	(10)	(15)	—	(25)
(Charge-offs) recoveries, net	—	—	(1)	(1)
Allowance for loan losses, ending 9/30/15	$39	$330	$7	$376

Specific Valuation Allowance Activity(16)
	As of September 30, 2016
	Recorded Investment in Modifications before charge-offs	Charge- offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses (17)
	(Dollars in millions)
One- to four-family	$200	$(44)	$156	$(6)	$150	4%	25%
Home equity	279	(110)	169	(51)	118	30%	57%
Total	$479	$(154)	$325	$(57)	$268	17%	44%

	As of June 30, 2016
	Recorded Investment in Modifications before charge-offs	Charge- offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses (17)
	(Dollars in millions)
One- to four-family	$205	$(46)	$159	$(7)	$152	4%	26%
Home equity	285	(112)	173	(50)	123	29%	57%
Total	$490	$(158)	$332	$(57)	$275	17%	44%

	As of September 30, 2015
	Recorded Investment in Modifications before charge-offs	Charge- offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses (17)
	(Dollars in millions)
One- to four-family	$220	$(45)	$175	$(11)	$164	6%	26%
Home equity	294	(125)	169	(56)	113	33%	62%
Total	$514	$(170)	$344	$(67)	$277	20%	46%

Capital	Qtr ended 9/30/16	Qtr ended 6/30/16	Qtr ended 9/30/16 vs. 6/30/16	Qtr ended 9/30/15	Qtr ended 9/30/16 vs. 9/30/15

E*TRADE Financial
Tier 1 leverage ratio(18)	7.3%	7.5%	(0.2)%	8.5%	(1.2)%
Common Equity Tier 1 capital ratio(18)	34.0%	35.6%	(1.6)%	39.5%	(5.5)%
Tier 1 risk-based capital ratio(18)	35.1%	35.6%	(0.5)%	39.5%	(4.4)%
Total risk-based capital ratio(18)	40.7%	41.2%	(0.5)%	44.3%	(3.6)%

E*TRADE Bank
Tier 1 leverage ratio(19)	8.5%	8.2%	0.3%	9.2%	(0.7)%
Common Equity Tier 1 capital ratio(19)	36.7%	34.2%	2.5%	36.0%	0.7%
Tier 1 risk-based capital ratio(19)	36.7%	34.2%	2.5%	36.0%	0.7%
Total risk-based capital ratio(19)	38.0%	35.5%	2.5%	37.3%	0.7%

Average Balance Sheet Data(a)
	Three Months Ended
	September 30, 2016			June 30, 2016
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$1,989	$2	0.42%	$1,589	$1	0.36%
Cash required to be segregated under federal or other regulation	1,885	2	0.33%	1,599	1	0.34%
Available-for-sale securities	13,301	66	1.99%	13,503	68	2.01%
Held-to-maturity securities	15,937	109	2.73%	15,354	107	2.80%
Margin receivables	6,479	60	3.68%	6,502	61	3.76%
Loans	4,202	46	4.44%	4,512	49	4.32%
Broker-related receivables and other	696	—	0.13%	363	1	0.29%
Subtotal interest-earning assets	44,489	285	2.56%	43,422	288	2.65%
Other interest revenue(b)	—	24		—	18
Total interest-earning assets	44,489	309	2.77%	43,422	306	2.83%
Total non-interest earning assets	4,793			4,815
Total assets	$49,282			$48,237

Deposits	$32,285	$1	0.01%	$31,865	$1	0.01%
Customer payables	7,592	2	0.06%	6,913	1	0.07%
Broker-related payables and other	1,258	—	0.00%	1,345	—	0.00%
Other borrowings	409	4	4.15%	410	4	4.43%
Corporate debt	993	13	5.40%	993	14	5.40%
Subtotal interest-bearing liabilities	42,537	20	0.19%	41,526	20	0.19%
Other interest expense(c)	—	2		—	—
Total interest-bearing liabilities	42,537	22	0.20%	41,526	20	0.20%
Total non-interest-bearing liabilities	719			969
Total liabilities	43,256			42,495
Total shareholders' equity	6,026			5,742
Total liabilities and shareholders' equity	$49,282			$48,237

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$1,952	$287	2.59%	$1,896	$286	2.64%

(a)	Beginning in 2016, corporate interest income and corporate interest expense are presented within net interest income. In addition, the Company transitioned to net interest margin as the key metric for measuring balance sheet performance. Prior periods have been reclassified to conform with the current period presentation.
(b)	Represents interest revenue on securities loaned for the periods presented.
(c)	Represents interest expense on securities borrowed for the periods presented.

	Three Months Ended(a)
	September 30, 2015
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$1,806	$1	0.18%
Cash required to be segregated under federal or other regulation	318	1	0.18%
Available-for-sale securities	12,584	57	1.83%
Held-to-maturity securities	11,879	85	2.84%
Margin receivables	7,984	70	3.51%
Loans	5,453	58	4.25%
Broker-related receivables and other	461	—	0.69%
Subtotal interest-earning assets	40,485	272	2.68%
Other interest revenue (b)	—	25
Total interest-earning assets	40,485	297	2.93%
Total non-interest-earning assets	4,220
Total assets	$44,705

Deposits	$25,659	$1	0.01%
Customer payables	6,348	2	0.07%
Broker-related payables and other	1,749	—	0.00%
Other borrowings	3,582	30	3.38%
Corporate debt	1,023	13	5.23%
Subtotal interest-bearing liabilities	38,361	46	0.48%
Other interest expense(c)	—	2
Total interest-bearing liabilities	38,361	48	0.49%
Total non-interest-bearing liabilities	573
Total liabilities	38,934
Total shareholders' equity	5,771
Total liabilities and shareholders' equity	$44,705

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,124	$249	2.47%

(a)	Beginning in 2016, corporate interest income and corporate interest expense are presented within net interest income. In addition, the Company transitioned to net interest margin as the key metric for measuring balance sheet performance. Prior periods have been reclassified to conform with the current period presentation.
(b)	Represents interest revenue on securities loaned for the periods presented.
(c)	Represents interest expense on securities borrowed for the periods presented.

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Net Revenue, Adjusted Net Income and Adjusted EPS

Management believes that excluding the loss on termination of legacy wholesale funding obligations and the impact of other early extinguishment of debt from net revenue, net income and EPS provides more useful information about the Company’s ongoing operating performance because these items are not directly related to our performance. See endnote (3) for a reconciliation of these non-GAAP measures to the comparable GAAP measures.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by adjusted net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses and the losses on early extinguishment of debt line item. The related loss on termination of legacy wholesale funding obligations recognized in the gains (losses) on securities and other line item is excluded from both adjusted income before income taxes and adjusted net revenue. Management believes that excluding these items from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes these items when evaluating operating margin performance. See endnote (3) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and broker-dealer subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (7) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income or other measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides information about OptionsHouse customer activity metrics subsequent to the acquisition, for the period beginning September 12, 2016 and ended September 30, 2016:

Customer Activity - OptionsHouse	Qtr ended 9/30/16

DARTs	27,699
Derivative DARTs %	65%

Total trades (MM)	0.4
Average commission per trade	$8.36

Customer margin balances held by third party(2) ($B)	$0.3

Gross new brokerage accounts	1,956
Net new brokerage accounts	578

Customer Assets ($B)
Security holdings	$2.2
Customer assets held by third party	1.5
OptionsHouse customer assets	$3.7

Net new brokerage assets ($MM)	$28

Brokerage related cash	$1.5

Customer net (buy) / sell activity	$0.1

(2) Customer margin balances include the following (dollars in billions):

	Q3 2016	Q2 2016	Q3 2015
Margin receivables held on balance sheet	$6.5	$6.8	$7.9
Customer margin balances held by third party	0.3	—	—
Total customer margin balances	$6.8	$6.8	$7.9

(3) The following tables provide reconciliations of non-GAAP adjusted net income, adjusted EPS, adjusted net revenue, and adjusted operating margin percentage to the comparable GAAP measures (dollars in millions except for per share amounts):

	Q3 2016		Q2 2016		Q3 2015
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net income (loss)	$139	$0.51	$133	$0.48	$(153)	$(0.53)
Add back impact of termination of legacy wholesale funding obligations:
Loss included in Gains (losses) on securities and other	—		—		370
Loss included in Losses on early extinguishment of debt	—		—		43
Total loss on termination of legacy wholesale funding obligations	—		—		413
Income tax related to loss on termination of legacy wholesale funding obligations	—		—		(162)
Net of tax			$—		$251
Deduct other early extinguishment of debt:
Gain included in Losses on early extinguishment of debt	—		—		(4)
Income tax related to early extinguishment of debt	—		—		2
Net of tax	$—		$—		$(2)
Adjusted net income and adjusted EPS(a)	$139	$0.51	$133	$0.48	$96	$0.32

	Q3 2016	Q2 2016	Q3 2015
Net revenue	$486	$474	$61
Add back impact of termination of legacy wholesale funding obligations:
Loss included in Gains (losses) on securities and other	—	—	370
Adjusted net revenue	$486	$474	$431

	Q3 2016		Q2 2016		Q3 2015
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income (loss) before income tax expense (benefit) and operating margin	$225	46%	$214	45%	$(246)	N.M.
Add back impact of pre-tax items:
Loss included in Gains (losses) on securities and other	—		—		370
Provision (benefit) for loan losses	(62)		(35)		(25)
Losses on early extinguishment of debt(b)	—		—		39
Adjusted income before income tax expense (benefit) / adjusted operating margin	$163	34%	$179	38%	$138	32%

(a)	Adjusted net income per share for the third quarter 2015 is calculated based on 295,148 diluted shares.
(b)	Includes $43 million losses on early extinguishment of debt during the three months ended September 30, 2015 related to the termination of legacy wholesale funding obligations offset by a $4 million gain related to the repurchase of trust preferred securities.

(4) Beginning in the first quarter of 2016, the Company updated the presentation of its consolidated income statement line items for all periods presented as follows:

  Reclassified corporate interest income and corporate interest expense from other income (expense) to net interest income;
  Reclassified losses on early extinguishment of debt from other income (expense) to non-interest expense; and
  Reclassified other income (expense) from other income (expense) to gains (losses) on securities and other.

Although the Company issued preferred stock during the third quarter of 2016, it has not presented the net income available to common shareholders line item as no related preferred stock dividends were declared during the same period.

(5) Amounts and percentages may not recalculate due to rounding.

(6) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue.

(7) The following tables provide a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q3 2016		Q2 2016		Q3 2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$5,922	$21.63	$5,785	$21.14	$5,812	$20.01
Less: Goodwill and other intangibles, net	(2,698)		(1,956)		(1,971)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	560		478		452
Tangible common equity book value	$3,784	$13.82	$4,307	$15.74	$4,293	$14.78

(8) The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q3 2016	Q2 2016	Q3 2015
Consolidated cash and equivalents	$1,467	$2,393	$1,453
Less: Bank cash	(482)	(1,306)	(443)
Less: U.S. broker-dealers' cash(a)	(646)	(537)	(549)
Less: Other	(33)	(27)	(29)
Corporate cash	$306	$523	$432

(a)	U.S. broker-dealers' cash includes E*TRADE Securities and E*TRADE Clearing for the historical periods presented. This line item also includes OptionsHouse for the third quarter 2016. Effective October 1, 2016, E*TRADE Clearing was merged into E*TRADE Securities.

(9) Net new and end of period brokerage accounts during the third quarter of 2016 include 147,761 accounts acquired as part of the OptionsHouse acquisition. Net new and end of period brokerage accounts during the third quarter 2015 were impacted by the closure of 16,818 accounts related to the shutdown of the Company's global trading platform.

(10) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(11) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. The following table provides details of customer assets held by third parties (dollars in billions):

	Q3 2016	Q2 2016	Q3 2015
Sweep deposits at unaffiliated financial institutions	$12.3	$4.6	$3.3
Customer assets held by third party	1.5	—	—
Municipal funds and other	0.2	3.6	3.5
Money market fund	—	0.3	7.1
Total customer assets held by third parties	$14.0	$8.5	$13.9

(12) Net new brokerage assets and net new customer assets during the third quarter of 2016 include $3.7 billion of assets from the OptionsHouse acquisition. Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(13) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company at the end of the periods presented (dollars in millions):

	Q3 2016	Q2 2016	Q3 2015
One- to four-family	$101	$108	$117
Home equity	200	206	234
Total charge-offs	$301	$314	$351

(14) Includes unpaid principal balances and premiums (discounts).

(15) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs and loans that have been charged-off due to bankruptcy notification.

(16) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those for which the Company received a notification of bankruptcy (dollars in millions):

	Q3 2016	Q2 2016	Q3 2015
Modified loans	$325	$332	$344
Bankruptcy loans	135	146	160
Total TDRs	$460	$478	$504

(17) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(18) E*TRADE Financial’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q3 2016	Q2 2016	Q3 2015
E*TRADE Financial shareholders' equity	$6,316	$5,785	$5,812
DEDUCT:
Preferred stock	(394)	—	—
E*TRADE Financial Common Equity Tier 1 capital before regulatory adjustments	$5,922	$5,785	$5,812
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	(37)	(43)	14
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,043)	(1,422)	(1,428)
Disallowed deferred tax assets	(556)	(857)	(873)
Other(a)	—	—	105
E*TRADE Financial Common Equity Tier 1 capital	$3,286	$3,463	$3,630
ADD:
Preferred stock	394	—	—
DEDUCT:
Disallowed deferred tax assets	(284)	—	—
E*TRADE Financial Tier 1 capital	$3,396	$3,463	$3,630
ADD:
Allowable allowance for loan losses	128	129	126
Non-qualifying capital instruments subject to phase-out (trust preferred securities)(a)	414	414	314
E*TRADE Financial total capital	$3,938	$4,006	$4,070

E*TRADE Financial average assets for leverage capital purposes	$49,240	$48,255	$44,732
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,043)	(1,422)	(1,428)
Disallowed deferred tax assets	(840)	(857)	(873)
Other(a)	—	—	105
E*TRADE Financial adjusted average assets for leverage capital purposes	$46,357	$45,976	$42,536

E*TRADE Financial total risk-weighted assets(b)	$9,678	$9,731	$9,196

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.3%	7.5%	8.5%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	34.0%	35.6%	39.5%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	35.1%	35.6%	39.5%
E*TRADE Financial total capital / Total risk-weighted assets	40.7%	41.2%	44.3%

(a)	As a result of applying the transition provisions under Basel III in 2015, the Company included 25% of the TRUPs in the calculation of E*TRADE Financial’s Tier 1 capital and 75% of the TRUPs in the calculation of E*TRADE Financial’s total capital. In accordance with the transition provisions, the TRUPs were fully phased out of E*TRADE Financial's Tier 1 capital in 2016.
(b)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(19) E*TRADE Bank’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q3 2016	Q2 2016	Q3 2015
E*TRADE Bank shareholders' equity	$3,278	$3,207	$3,171
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	(36)	(43)	14
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(135)	(186)	(187)
E*TRADE Bank Common Equity Tier 1 capital / Tier 1 capital	$3,069	$2,940	$2,960
ADD:
Allowable allowance for loan losses	107	112	108
E*TRADE Bank total capital	$3,176	$3,052	$3,068

E*TRADE Bank average assets for leverage capital purposes	$36,301	$36,292	$32,466
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(135)	(186)	(187)
E*TRADE Bank adjusted average assets for leverage capital purposes	$36,128	$36,068	$32,241

E*TRADE Bank total risk-weighted assets(a)	$8,368	$8,594	$8,230

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	8.5%	8.2%	9.2%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	36.7%	34.2%	36.0%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	36.7%	34.2%	36.0%
E*TRADE Bank total capital / Total risk-weighted assets	38.0%	35.5%	37.3%

(a)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
ir@etrade.com